SETTLEMENT AGREEMENT AND RELEASE

     This Agreement is dated as of January 28, 2003 and is made by and between ALPHA CAPITAL AKTIENGESELLSCHAFT ("Alpha Capital") and CYBERTEL COMMUNICATIONS CORP. ("Cybertel").

                           BACKGROUND

WHEREAS, on or about March 26, 2002, Alpha Capital purchased a convertible note in the sum of Two Hundred Thousand Dollars ($200,000.00) from Cybertel (the "Note"), which was purchased pursuant to the terms of a Subscription Agreement entered into between Alpha Capital and Cybertel dated March 26, 2002 (the "Subscription Agreement");

WHEREAS, in accord with the Subscription Agreement, Alpha Capital tendered $200,000.00 to Cybertel, and in exchange, Alpha Capital received the Note;

WHEREAS, under Section 10.1(iv) of the Subscription Agreement, Cybertel was required to file a Form S-3 registration statement with the U.S. Securities Exchange Commission ("SEC") in order to register the common stock issued or issuable upon conversion of the Note or issuable by virtue of ownership of the Note, and one share of common stock for each share issuable upon exercise of the Warrants (collectively the "Registerable Securities") within forty-five
(45) days after the March 26, 2002 (the "Closing Date");

WHEREAS, Cybertel acknowledged its obligation under the Subscription Agreement, and on or about May 15, 2002, Cybertel filed a Form S-3 with the SEC, which provided for the registration of the Registerable Securities; WHEREAS, Section 10.1(iv) of the Subscription Agreement provided that the Form S-3 must be declared effective by the SEC within one hundred and twenty days
(120) days after the Closing Date - to wit, by July 25, 2002 (the "Effective Date");

WHEREAS, Cybertel acknowledges and admits that the aforementioned Form S-3 was never deemed effective;

WHEREAS, pursuant to Section 10.4 of the Subscription Agreement, in the event that the registration statement on Form S-3 was not declared effective on or before the Effective Date, Alpha Capital would be entitled to liquidated damages in an amount equal to two (2%) percent per month or part thereof during the pendency of such non-registration, of the principal amount of the Note, whether or not converted (the "Liquidated Damages");

WHEREAS, pursuant to Section 10.4 of the Subscription Agreement, Alpha Capital is entitled to liquidated damages in the amount of $4,000 per month ($200,000 x 2% = $4,000), for the partial month of July, and each subsequent month thereafter. As of the January 2003, the amount of Liquidate Damages due and owing totals: $28,000;

WHEREAS, pursuant to Section 3.11 of the Note, Cybertel's failure to have the registration statement declared effective by the Effective Date constitutes an event of default under the Note and makes all sums of principal ($200,000) and interest immediately due and payable;

WHEREAS, pursuant to the terms of the Note, the Note accrued interest thereon at the agreed upon annual rate of eight (8%) thereon, and in the event of a default under the Note, the parties agreed that a default interest rate of fifteen (15%) percent per annum shall apply to the amounts owned under the Note;

WHEREAS, during the time period between March 26, 2002 and July 25, 2002, the amount of interest accrued at the rate of eight (8%) percent per annum totaled: $5,260.27, and between the period July 26, 2002 through February 3, 2003, the amount of interest accrued at the default rate of fifteen (15%) percent per annum totaled: $15,780.75 and continues to accrue at the daily rate of $82.19 per day;

WHEREAS, in addition to the principal amount of the Note ($200,000) due and owning because of Cybertel's breach of the Subscription Agreement, Alpha Capital is also entitled to additional damages as a result of Cybertel's breach; therefore, pursuant to Section 9.2 of the Registration Agreement, in the event of default, Cybertel's must pay a mandatory redemption payment to Alpha Capital in an amount equal to one hundred thirty (130%) percent of the principal of the Note in the amount of $260,000 ($200,000 x 130% = $260,000) less the principal amount of $200,000, for a total additional payment of $60,000;

WHEREAS, a key component of the Note is the unqualified right of Alpha Capital to convert the debt owed thereunder into common stock of Cybertel;

WHEREAS, pursuant to Section 9.1(b) of the Subscription Agreement and Section 2.1(a) of the Note, Cybertel had the absolute and unconditional obligation to honor all Notices of Conversion delivered by Alpha Capital to Cybertel within three (3) business days after receipt by Cybertel of the Notice of Conversion (the "Delivery Date");

WHEREAS, on September 24, 2002, Alpha Capital duly delivered a properly executed Notice of Conversion to convert $15,000 of the principal of the Note and $598.22 of the interest due under the Note into 1,172,799 shares of Cybtertel's common stock at the conversion price of .0153 per share, and three business days later, Cybertel had not responded to the Notice of Conversion, and Cybertel had not issued and delivered the converted shares to Alpha Capital;

WHEREAS, Cybertel admits that it has not honored the Notice of Conversion;

WHEREAS, pursuant to Section 9.1(c) of the Subscription Agreement, Alpha Capital is entitled to a late payment from Cybertel for its failure to deliver the shares under the Conversion Notice to Alpha Capital by the Delivery Date in the amount of $100 per business day after the Deliver Date for each $10,000 of Note principal amount being converted (the "Late Payment"), and between the time period of September 30, 2002 and February 3, 2003, the Late Payment due and owing totals $12,300 ($150 per business day ($100 per business day x $15,000 of Note Principal) x 82 business days);

WHEREAS, pursuant to Section 3.10 of the Note, Cybertel's failure to deliver the shares called for by the Notice of Conversion by the Delivery Date constitutes an event of default under the Note and makes all sums of principal ($200,000) and interest immediately due and payable;

WHEREAS, pursuant to Section 12(e) of the Subscription Agreement, Alpha Capital is entitled to recover, as the prevailing party, its reasonable attorneys' fees and costs incurred in this action, which the parties hereto have agreed shall total $12,500.00;

WHEREAS, on December 31, 2002, Alpha Capital filed an action against Cybertel entitled Alpha Capital Aktiengesellschaft v. Cybertel Communications Corp., Civil Action No. 02 CV 10335, (the "Action") in the United States District Court, Southern District of New York (the "Court"), whereby Alpha Capital asserted claims against Cybertel under the Note and Subscription Agreement;

WHEREAS, Cybertel admits that it is liable for the amount sought in the Action, Cybertel acknowledges that it does not have sufficient cash to satisfy the claims made in the action or to defend the action, and Cybertel seeks to resolve this action prior to the filing of an Answer to avoid incurring legal fees, including the expense of retaining local counsel and filing an Answer to the Complaint;

WHEREAS, Cybertel admits that it is liable to Alpha Capital as a result of the aforementioned and admits that Alpha Capital has been damaged and it is entitled to monetary damages from CCC as follows: the return of its principal due and owning under the Note in the amount of $200,000; the mandatory redemption payment pursuant to the Subscription Agreement in the amount of $60,000; Liquidated Damages in the amount of $28,000; accrued and unpaid interest under the Note in the amount of $5,260.27; and default interest at the rate of fifteen (15%) percent per annum through February 3, 2003 in the amount of $15,780.75, late penalties in the amount of $12,300.00, for total damages in the amount of $321,341.02, together with its reasonable attorneys' fees in the amount of $12,500.00;

WHEREAS, Cybertel currently only has the means to satisfy the settlement of the bona fide claim by Alpha Capital through the issuance of authorized shares to Alpha Capital, pursuant to Section 3(a)(10) of the Securities Act of 1933 (hereinafter the "Act");

WHEREAS, Alpha Capital and Cybertel desire to resolve, settle, and compromise Alpha Capital's bona fide claims that it has asserted against Cybertel, which arise out of or relate to the Note and Subscription Agreement, to wit, the principal due and owning under the Note in the amount of $200,000; the mandatory redemption payment pursuant to the Subscription Agreement in the amount of $60,000; Liquidated Damages in the amount of $28,000; accrued and unpaid interest under the Note in the amount of $5,260.27; and default interest at the rate of fifteen (15%) percent per annum through February 3, 2003 in the amount of $15,780.75, late penalties in the amount of $12,300.00, for total damages in the amount of $321,341.02, together with its reasonable attorneys fees in the amount of $12,500.00 (hereinafter the "Claims");
With this background incorporated herein, the parties hereby agree to the following settlement:

                      TERMS OF SETTLEMENT

1. COMPROMISED AMOUNT. Alpha Capital agrees to resolve its bona fide Claims with Cybertel for the agreed upon sum of Two Hundred Thousand Dollars and No Cents ($200,000.00). Further, Cybertel agrees to compensate Alpha Capital for its reasonable attorneys' fees in the amount of Twelve Thousand Five Hundred Dollars and No Cents ($12,500.00). As a result, Cybertel and Alpha Capital agree to resolve Alpha Capital's Claims for a sum total of Two Hundred Twelve Thousand Five Hundred Dollars and No Cents ($212,500.00) (the "Compromised Amount").

2. SETTLEMENT SHARES. Within ten days following entry of an order by the Court in accordance with Paragraph 4 herein, Cybertel shall issue and deliver to the Escrow Agent (as defined below) shares of Cybertel's common stock, par value $.01 per share, ("Common Stock") sufficient to satisfy the Compromised Amount through the issuance of freely trading securities issued pursuant to
Section 3(a)(10) of the Act. The parties agree that the value of the Common Stock utilized to satisfy the Compromised Amount shall be discounted at Forty (40%) percent of the closing bid price on January 28, 2003, which was .015 per share. Thus, the value of the Common Stock to be utilized to satisfy the Compromised amount shall be .009 per share, and the total amount of Common Stock to be delivered by Cybertel to satisfy the Compromised Amount shall be Twenty Three Million Six Hundred Eleven Thousand One Hundred and Eleven (23,611,111) shares of Common Stock (the "Settlement Shares"). Within ten days following entry of an order by the Court in accordance with Paragraph 4 herein, Alpha Capital shall execute and deliver to the Escrow Agent a proxy in favor of Cybertel in the form of Exhibit C hereto (the "Proxy").

3. ESCROW AGENT. Pursuant to the terms of an Escrow Agreement by and between Alpha Capital, Cybertel, and the Escrow Agent (as defined in the Escrow Agreement), which Alpha Capital and Cybertel shall execute and enter into, Cybertel shall deliver the Settlement Shares to the Escrow Agent in accordance with paragraph 2 above, which are to be held on behalf of Cybertel for the future benefit of Alpha Capital until such time, and from time to time, that Alpha Capital requests deliver of any portion of the Settlement Shares from the Escrow Agent to Alpha Capital, pursuant to a written notification, the
"Redemption", and the date thereof, the "Redemption Date".   Pursuant to the
terms of the Escrow Agreement by and between Alpha Capital, Cybertel, and the Escrow Agent, which Alpha Capital and Cybertel shall execute and enter into, Alpha Capital shall deliver the Proxy to the Escrow Agent in accordance with paragraph 2 above.

     3.1 REDEMPTION.  Alpha Capital shall not be entitled to redeem
Settlement Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Subscriber and its affiliates on the Redemption Date, and (ii) the number of shares of Common Stock issuable upon the Redemption with respect to which the determination of this provision is being made on a Redemption Date, which would result in beneficial ownership by Alpha Capital and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, Alpha Capital shall not be limited to aggregate conversions of only 9.99% and aggregate conversion by Alpha Capital may exceed 9.99%. Alpha Capital may void the Redemption limit described in the Section upon 75 days prior written notice to the Escrow Agent. Notwithstanding anything to the contrary contained herein, it is the express intention of the parties that the Settlement Shares, together with all other shares of Cybertel then owned by Alpha Capital, whether of record or beneficially, should not result in Alpha Capital owning more than 9.9% of all such Common Stock as would be outstanding on the date of the aforementioned Redemption.

4. ALTERNATIVE SETTLEMENT. Notwithstanding the foregoing, at any time prior to the first Redemption Date, Cybertel, in it's sole discretion, may pay Alpha Capital the full amount of all Claims in the amount of $333,841.02, together with interest thereon at the rate of fifteen (15%) percent per annum from February 3, 2003, to the date of such payment to Alpha Capital (the "Alternative Payment"). In the event the Alternative Payment is made, the Settlement Shares shall be returned to Cybertel for cancellation, the Proxy shall be returned to Alpha Capital and Alpha Capital shall accept the Alternative Payment in full satisfaction of all Claims.

5. FAIRNESS HEARING. Upon execution hereof, Alpha Capital and Cybertel agree, pursuant to 15 U.S.C. Section 77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, for the issuance of an exemption from registration of the Settlement Shares. Cybertel avers it is a "reporting issuer" that files reports with the SEC under Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act"); Cybertel avers it is current in all its filing required under the Exchange Act; and Alpha Capital avers it has access to, and has accessed all such filings. In connection with such a fairness hearing, Cybertel, the issuer of the securities, and Alpha Capital, the proposed person to whom the securities are to be issued, agree that the value of the Settlement Shares utilized to satisfy the Compromised Amount is fair and reasonable. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the "Order").

6. NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transaction contemplated hereby.

7. RETURN OF THE NOTE. Pursuant to the Escrow Agreement, Alpha Capital shall deliver the Note to the Escrow Agent. Upon delivery by the Escrow Agent to Alpha Capital of all the Settlement Shares or the delivery of the Alternative Payment to Alpha Capital, the Escrow Agent shall deliver the Note to Cybertel.

8. RELEASES. Upon deliver of the Settlement Shares to the Escrow Agent and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims, the Note, or the Subscription Agreement. Nothing herein shall be deemed to negate or affect Alpha Capital's right and title to any securities heretofore issued to it by Cybertel.

9. CONTINUING JURISDICTION. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit B (the "Stipulation of Dismissal"), which shall be held by Alpha Capital's counsel and filed with the Court after Cybertel's delivery of the Settlement Shares in accordance with paragraph 2 herein.. In order to enable the Court to grant specific enforcement and other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

10. CONTINUING OBLIGATION. Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to Court calendars shall not constitute a valid reason to void this Agreement.

11. INFORMATION. Alpha Capital and Cybertel each represent that prior to the execution of this Agreement, they have had the advise of counsel, namely, Marc
J. Ross of Sichenzia Ross Friedman Ference for Alpha Capital and Leonard W. Burningham of the Law Offices of Leonard W. Burningham, they fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

12. OWNERSHIP AND AUTHORITY. Alpha Capital and Cybertel represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is a binding obligation of each, enforceable in accordance with its terms.

13. BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

14. AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transaction provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind
that entity.   Each party further represents and warrants that it has been represented by independent counsel of its choice with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

15. SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties.

16. CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be fully performed in that State and without regard to principles of conflicts of law thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Federal Court sitting in the State of New York, County of New York.

17. INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

ALPHA CAPITAL AKTIENGESELLSCHAFT

By: /s/

CYBERTEL COMMUNICATIONS CORP.

By:/s/ Richard D. Mangiarelli
Its CEO, President and Director

                                                                  EXHIBIT A

                  UNITED STATES DISTRICT COURT
                 SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------------------------------
                                   :
  ALPHA CAPITAL AKTIENGESELLSCHAFT,:
                                    :
  Plaintiff,                        : 02 Civ. 10335
                                    :
      -against-                     :
                                    :
  CYBERTEL COMMUNICATIONS CORP.,    :
                                    :
      Defendant.                    :
-----------------------------------------------------------------------------


   [PROPOSED] ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT


     This matter having come on a hearing on the _____day of ___________, 2003, to approve the Settlement Agreement and Release entered into as of ____________________, 2003 (the "Settlement Agreement") between Plaintiff Alpha Capital Aktiengesellschaft ("Alpha Capital") and Defendant Cybertel Communications Corp. ("Cybertel" and, collectively with Alpha Capital, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

1. The Court has been advised that the parties intended that the sale of the Settlement Shares (as defined by the Settlement Agreement, and hereinafter, the "Settlement Shares") to, and the resale of the Settlement Shares by, Alpha Capital within the United States of America, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Settlement Shares by Cybertel to Alpha Capital are fair to Alpha Capital;

2. The hearing having been scheduled upon the consent of Alpha Capital and Cybertel. Alpha Capital has had adequate notice of the hearing and Alpha Capital is the only party to whom Settlement Shares will be issued pursuant to the Settlement Agreement;

3. The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Alpha Capital, the only party to whom the Settlement Shares will be issued;

4. The fairness hearing was open to Alpha Capital. Alpha Capital was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this order.

It is therefore ORDERED AND ADJUDGED that the Settlement Agreement is hereby approved as fair to the party to whom the Settlement shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Settlement Shares to, and the resale of the Settlement Shares in the United States of America by, Alpha Capital, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act.

     SO ORDERED, this ______day of _____________________, 2003.


     ____________________________________
        The Honorable

                                                                   EXHIBIT B

                  UNITED STATES DISTRICT COURT
                 SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------------------------------------
                                   :
  ALPHA CAPITAL AKTIENGESELLSCHAFT,:
                                   :
  Plaintiff,                       : 02 Civ. 10335
                                   :
      -against-                    :
                                   :
  CYBERTEL COMMUNICATIONS CORP.,   :
                                   :
      Defendant.                   :
-----------------------------------------------------------------------------

                    STIPULATION OF DISMISSAL

     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all parties to the above-entitled action, pursuant to the Federal Rules of Civil Procedure, that whereas no party hereto is an infant of incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, discontinued with prejudice, each party to bear its own costs.

     This Stipulation may be filed without further notice with the Clerk of the Court.

Dated: __________________, 2003


SICHENZIA ROSS FRIEDMAN                     LAW OFFICES OF LEONARD
FERENCE LLP                                 W. BURNINGHAM
By: /s/ Marc J. Ross By:                    /s/ Leonard W. Burningham
Marc J. Ross, Esq. (MR-2977)                Leonard W. Burningham
1065 Avenue of the Americas, 21st Floor     455 East 500 South, Suite 205
New York, New York 10018                    Salt Lake City, Utah 84111
(212) 930-9700                              (801) 363-7411

Attorneys for Plaintiff                     Attorneys for Defendant
Alpha Capital Aktiengesellschaft            Cybertel Communications Corp.

                                                                  EXHIBIT C

                             PROXY

     Alpha Capital Aktiengesellschaft ("Alpha") hereby appoints Cybertel Communications Corp. (the "Company"), as proxy, with the power to appoint its substitute, to represent and to vote all the shares of common stock of Cybertel Communications Corp., held by Sichenzia Ross Friedman Ference LLP, as escrow agent for the benefit of Alpha (the "Escrow Agent"), which the undersigned would be entitled to vote, at any meeting of, or written consent by, the stockholders of the Company, and at any adjournments thereof, subject to the directions included herein. In exercising such proxy, the Company is hereby directed to vote the Shares for all matters in the same proportion as other votes cast or consented to by all stockholders of the Company other than the Company on any matter so voted upon.

     This proxy shall only be effective with respect to the Shares for such time as the Shares are held in escrow by the Escrow Agent. Upon the delivery of any Shares by the Escrow Agent to Alpha, this proxy shall only be effective with respect to any Shares which continue to be held by the Escrow Agent.

     ALPHA CAPITAL AKTIENGESELLSCHAFT


     By:_____________________________________
     Name:
     Title:
     Dated:  February ____, 2003